UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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The following posts will appear on various social media sites.

SOCIAL MEDIA
Post Copy:

A: We’re a leading producer of natural gas, an abundant and versatile energy source. See how it’s helping to shape a cleaner world around us.

B: See how natural gas is helping to shape a cleaner world around us.

ASSET

View updated FB/TW video here

View updated IG story here

ART CARD SUPERS:

Natural gas is shaping a cleaner world.

From improving household efficiencies to transforming the way we get around.

It’s generating electricity and fueling our lives with up to 60& fewer CO2 emissions than coal.

LOGO

SOCIAL MEDIA

Post Copy:

A: Suzzy Ho, a distinguished researcher at ExxonMobil, finds new ways to create synthetic lubricants and diesel fuels. See how she evaluates the work of the past to inform new scientific revelations. [LINK TO EF].

B: See how researcher Suzzy Ho evaluates the work of the past to inform new scientific revelations. [LINK TO EF].

Asset

QUOTE CARDS: “Things do change but we should always go back and forth and evaluate the past critically. You can’t say: ‘Just because it was done before, then it is still correct.’ You have to ask if the past results are still relevant. To me, that’s what sound science should be: always being critical of what was done in the past to ensure it still applies today.”

SOCIAL MEDIA

Post Copy:

A: Researcher Suzzy Ho grew up in Taiwan and Singapore during the turbulence following World War II. Learn how her upbringing helped lead her to her new home: the lab. [LINK TO EF]

B: Learn how researcher Suzzy Ho’s upbringing helped lead her to her new home: the lab. [LINK TO EF]

QUOTE CARD 2	QUOTE CARDS “What I love most is finding the unexpected and discovering an outcome I never imagined. That is why I made the lab my second home.

SOCIAL MEDIA

Post Copy:

Post Copy: Continuously monitoring emissions means better opportunities to quickly identify and repair leaks on the spot. That’s why we are joining forces with other major energy companies to test a cutting-edge technology that monitors methane at industry sites. Learn more here:

https://exxonmobil.co/3kJJsv9

Post Copy: We’re joining efforts to determine the best way to deploy technology that will allow energy companies to continuously monitor, detect and repair methane emissions faster. Learn more about Project Falcon https://exxonmobil.co/3kJJsv9

Asset	Methane Monitoring 24/7

SOCIAL MEDIA

Post Copy:

We’re reducing methane emissions in our own operations through voluntary efforts, but the challenge is bigger than one company. We’re pleased President Biden has prioritized reducing methane emissions to help achieve the goals of the Paris Agreement – which we support. [LINK TO EF NAC BLOG POST]

Asset

ART CARD SUPERS:

Nearly 23,000 voluntary leak surveys on 5.2M+ components at 9,500+ production sites

Result? Reduced methane emissions by 18% across our U.S. operations compared to 2016

LOGO/proxy legalese

SOCIAL MEDIA

Post Copy:	It may be invisible, but it supplies over 133 million homes across the country with electricity. Take a look at this lower-emission energy source compared to coal. #ScienceNotMagic

Asset

View here

ART CARD SUPERS:

Amazing Innovations

A cleaner energy source than coal

Our teams locate and transport.

That can cut CO2 emissions by more than half when used instead of coal.

It’s not magic. It’s natural gas.

LOGO/proxy legalese

SOCIAL MEDIA
Post Copy:	Want to turn waste into energy? Just say the magic word with us: cogeneration. It’s the emission-reducing technology we’ve implemented at over 100 of our facilities. #ScienceNotMagic

Asset

View here

ART CARD SUPERS:

Amazing Innovations

Our scientists can turn excess heat into a source of energy

For manufacturing operations

Reducing the need for additional fuel

6+ million metric tons of annual emissions per year. Reduced.

It’s not magic. It’s cogeneration.

LOGO/ proxy legalese

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.